As filed with the Securities and Exchange Commission on August 15, 2006

Registration No. 333-132203

Securities and Exchange Commission

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USG CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3275	36-3329400
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

125 South Franklin Street

Chicago, Illinois 60606-4678

(312) 606-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ellis A. Regenbogen

Assistant Secretary and Associate General Counsel

125 South Franklin Street

Chicago, Illinois 60606-4678

(312) 606-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Timothy J. Melton

Jones Day

77 West Wacker

Chicago, Illinois 60601-1692

(312) 782-3939

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DEREGISTRATION OF SECURITIES

USG Corporation (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-1, as amended (Registration No. 333-132203) (the “Registration Statement”), registering 38,742,221 rights to purchase common stock, par value $0.10 per share, of the Registrant (the “Rights”) and the 38,742,221 shares of common stock issuable upon exercise of the Rights. All unexercised Rights expired on July 27, 2006. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 318,985 Rights that were not distributed and the 788,259 shares of common stock that would have been issuable upon exercise of those Rights and the additional 469,274 Rights that were distributed by the Registrant but not exercised.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, State of Illinois on this 15th day of August, 2006.

USG CORPORATION

By:	/s/ Richard H. Fleming
Richard H. Fleming Executive Vice President and Chief Financial Officer

Signature	Title	Date

* William C. Foote	Chairman and Chief Executive Officer (Principal Executive Officer)	August 15, 2006

/s/ Richard H. Fleming Richard H. Fleming	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 15, 2006

/s/ D. Rick Lowes D. Rick Lowes	Vice President and Controller (Principal Accounting Officer)	August 15, 2006

* Robert L. Barnett	Director	August 15, 2006

* Keith A. Brown	Director	August 15, 2006

* James C. Cotting	Director	August 15, 2006

* Lawrence M. Crutcher	Director	August 15, 2006

* W. Douglas Ford	Director	August 15, 2006

* David W. Fox	Director	August 15, 2006

* Valerie B. Jarrett	Director	August 15, 2006

* Steven F. Leer	Director	August 15, 2006

* Marvin E. Lesser	Director	August 15, 2006

* John B. Schwemm	Director	August 15, 2006

* Judith A. Sprieser	Director	August 15, 2006

*	The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on August 15, 2006, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as Exhibit 24.1 to the Registration Statement.

By:	/s/ Richard H. Fleming
Richard H. Fleming Attorney-in-Fact